EXHIBIT 10.33

                             STOCK OPTION AGREEMENT
                             ----------------------

         THIS STOCK OPTION AGREEMENT is entered into as of July 13, 2005 by and between CORD BLOOD AMERICA, Inc., a Florida corporation (the "Company"), and SANDRA SMITH, an individual (the "Executive").

                                    RECITALS:

         A. The Company desires to grant to the Executive certain options to purchase shares of the Company's common stock, par value $.0001 per share (the "Common Stock").

         B. Each of the Company and the Executive desires to enter into this Stock Option Agreement (the "Agreement") for the purpose of evidencing the grant of such options and setting forth certain of the terms and conditions governing the exercise thereof.

NOW, THEREFORE, in consideration of the premises, and the respective covenants and agreements of the parties set forth herein, each of the Company and the Executive agrees as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS
                               -------------------

         The following terms shall have the following respective meanings when utilized in this Agreement:

"Approved Board" means a Board of Directors of the Company that, as of a given date, is comprised of individuals at least a majority of whom have continuously served as directors of the Company during the period of two years ending on such date, unless the election of each director who was not a director at the beginning of such two year period was approved in advance by the directors representing at least two-thirds of the directors then in office who were directors at the beginning of such two year period. "Approved Change in Control of the Company" means any transaction or series of transactions which:

(a) results, or is reasonably anticipated to result, in a Change in Control of the Company;

(b) is approved by the requisite vote of an Approved Board pursuant to, and in accordance with, applicable law and the Articles of Incorporation and Bylaws of the Company; and

(c) if required by applicable law or the Articles of Incorporation or Bylaws of the Company, is approved by the requisite vote of the shareholders of the Company pursuant to, and in accordance with, applicable law and the Articles of Incorporation and Bylaws of the Company.


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"Cause" means any action by the Executive or any inaction by the Executive which, after due consideration, is reasonably determined by the Board of Directors of the Company to constitute:

(a) fraud, embezzlement, misappropriation, dishonesty or breach of trust;

(b) a felony or moral turpitude;

(c) a material breach or violation of any or all of the covenants, agreements and obligations of the Executive set forth in any employment agreement between the Company and the Executive, other than as the result of the Executive's death or Disability;

(d) a willful or knowing failure or refusal by the Executive to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Executive's death or Disability; or

(e) gross negligence by the Executive in the performance of any or all of his material duties and responsibilities as an officer of the Company, other than as a result of the Executive's death or Disability.

"Change in Control of the Company" means any change in control of the Company of a nature which would be required to be reported (a) in response to Item 6(e) of
Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended(the "Exchange Act"), (b) in response to Item 1 of the Current Report on Form 8-K, as in effect on the date of this Agreement, promulgated under the Exchange Act, or (c) in any filing by the Company with the United States Securities and Exchange Commission; provided, however, that, without limitation, a Change in Control of the Company shall be deemed to have occurred if:

(i) subsequent to the date of this Agreement, any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company, any subsidiary of the Company or any compensation, retirement, pension or other employee benefit plan or trust of the Company or any subsidiary of the Company, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company or any successor to the Company (whether by merger, consolidation or otherwise) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

(ii) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by the directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period;

(iii) the Company shall merge or consolidate with or into another corporation or other entity, or enter into a binding agreement to merge or consolidate with or into another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or entity) not less than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving corporation or entity outstanding immediately after such merger or consolidation;

(iv) the Company shall sell, lease, exchange or otherwise dispose of all or substantially all of its assets, or enter into a binding agreement for the sale, lease, exchange or other disposition of all or substantially all of its assets, in one transaction or in a series of related transactions; or

(v) the Company shall liquidate or dissolve, or any plan or proposal shall be adopted for the liquidation or dissolution of the Company.

         "Disability" means any mental or physical illness, condition, disability or incapacity which prevents the Executive from reasonably discharging his duties and responsibilities as an officer of the Company. If any disagreement or dispute shall arise between the Company and the Executive as to whether the Executive suffers from any Disability, then, in such event, the Executive shall submit to the physical or mental examination of a licensed physician, who is mutually agreeable to the Company and the Executive, and such physician shall determine whether the Executive suffers from any Disability. In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Executive. The entire cost of such examination shall be paid for solely by the Company.

         "Person" means any individual, person, firm, corporation, partnership, association or other entity.

                                   ARTICLE II

                                  STOCK OPTIONS
                                  -------------

         2.1 GRANT OF OPTIONS. Subject to the terms and conditions set forth in this Agreement, the Company grants to the Executive options to purchase an aggregate of Two Hundred Fifty Thousand (250,000) shares of Common Stock (the "Options").

         2.2 DATE OF GRANT; EXERCISE PRICE. The date of grant of the Options is July 13, 2005 (the "Grant Date"). The exercise price of the Options is Twenty-Five Cents ($0.25) per share of Common Stock.

         2.3 MAXIMUM TERM OF OPTIONS. In no event may the Options be exercised, in whole or in part, after July 13, 2015.

         2.4 VESTING OF OPTIONS. Subject to the provisions of Article III below, the Options shall vest and be exercisable on and after the dates set forth below as to the number of shares of Common Stock determined by multiplying the percentage indicated on the Vesting Schedule below by the total number of shares subject to the Options on the Grant Date:

VESTING SCHEDULE

AGGREGATE PERCENTAGE VESTED
VESTING DATE AND CAPABLE OF EXERCISE

         Grant Date                                     25%
         First anniversary of Grant Date                50%
         Second anniversary of Grant Date               75%
         Third anniversary of Grant Date               100%

         2.5 EXERCISE AND PAYMENT.

                  (a) Subject to the provisions of Section 2.4 above, the Options may be exercised, in whole or in part, by delivery of written notice to the Company indicating the number of Options which are being exercised by the Executive, accompanied by payment of the full amount of the "Aggregate Exercise Price" (as such term is hereinafter defined).

                  (b) For purposes of this Section 2.5, the term "Aggregate Exercise Price" shall mean Twenty-Five Cents ($.25) multiplied by the number of Options being exercised by the Executive.

                  (c) The Aggregate Exercise Price shall be paid by the Executive to the Company by the delivery of (i) cash, (ii) certified or cashiers' check, (iii) shares of Common Stock already owned by the Executive,
(iv) the withholding of shares of Common Stock issuable upon such exercise of the Options, (v) irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vi) any combination of the foregoing methods of payment. Shares of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of Options, and shares of Common Stock withheld for such payment, shall be valued for such purpose at their "Fair Market Value" as such term is hereinafter defined) as of the date of exercise of the Options.

                  (d) "Fair Market Value" of a share of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or if the Common Stock is listed on an exchange, on the principal exchange on which the Common Stock is listed. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Company on the basis of such quotations and other considerations as the Company deems appropriate.

         2.6 LIMITATIONS ON EXERCISE AND ASSIGNMENT. During the Executive's lifetime, the Options granted pursuant to this Agreement shall be exercisable only by the Executive, and the Options shall not be transferable except, in case of the death of the Executive, by will or by the laws of descent and distribution. The Options granted pursuant to this Agreement shall not be subject to attachment, execution or other similar legal process. In the event of
(a) any attempt by the Executive to alienate, assign, pledge, hypothecate or otherwise dispose of the Options, except as provided herein, or (b) the levy of any attachment, execution or similar legal process upon the rights or interest granted to the Executive pursuant to this Agreement, the Company, at its option, may terminate the Options by the delivery of written notice to the Executive and the Options shall thereupon become null and void.

         2.7 NO RIGHTS OF SHAREHOLDER. Neither the Executive nor any other person shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Options, in whole or in part, prior to the date of exercise of the Options and payment in full of the Aggregate Exercise Price therefore.

         2.8 STOCK ADJUSTMENT. If there is any change in the number of issued and outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization or other similar transaction, then the number of shares of Common Stock subject to the Options and the Exercise Price shall be proportionately adjusted.

         2.9 STOCK RESERVED. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of its authorized but unissued Common Stock, or its Common Stock held as treasury stock, as shall be sufficient to satisfy the terms of this Agreement.

         2.10 CORPORATE REORGANIZATION. If there shall be any capital reorganization or consolidation or merger of the Company with another corporation or corporations or entity or entities, or any sale of all or substantially all of the Company's properties and assets to any other corporation or corporations or entity or entities, then, in any such event, the Company shall take such action as may be necessary to enable the Executive to receive upon any subsequent exercise of the Options, in whole or in part, including any shares under the Options for which the right to exercise has not accrued pursuant to the provisions of Section 2.4 above, in lieu of shares of Common Stock, securities or other assets as were issuable or payable upon such reorganization, consolidation, merger or sale in respect of, or in exchange for, such shares of Common Stock.

                                   ARTICLE III

                            TERMINATION OF EMPLOYMENT
                            -------------------------

         3.1 DEATH; DISABILITY. If the Executive's employment by the Company shall be terminated by reason of the Executive's death or Disability, then all of the Options granted to the Executive pursuant to this Agreement which have not previously vested shall vest on the date of death or Disability, as the case may be, and may be exercised by the Executive or his estate, personal representative, executor, administrator or any person who acquired such Options by will or by the laws of descent and distribution, as the case may be, at any time prior to the earlier of (a) the expiration date of such Options set forth in this Agreement or (b) one year after the date of termination of employment.

         3.2 CAUSE. If the Executive's employment by the Company shall be terminated for Cause, then:

                  (a) all of the Options granted to the Executive pursuant to this Agreement which shall not have vested shall terminate on the date of termination of employment; and

                  (b) all of the Options granted to the Executive pursuant to this Agreement which shall have vested but which shall not have been previously exercised by the Executive shall terminate on the date of termination of employment.

         3.3 OTHER TERMINATION. If the Executive's employment by the Company shall be terminated for any reason other than one set forth in Section 3.1 or
Section 3.2 above, then:

                  (a) all of the Options granted to the Executive pursuant to this Agreement which shall not have previously vested shall terminate on the date of termination of employment; and

                  (b) all of the Options granted to the Executive pursuant to this Agreement which shall have previously vested but which shall not have been previously exercised by the Executive may be exercised by the Executive at any time prior to the earlier of (i) the expiration date of such Options set forth in this Agreement or (ii) three months from and after the date of termination of employment.

                                   ARTICLE IV

                            DELIVERY OF CERTIFICATES
                            ------------------------

         As soon as practicable following any exercise by the Executive of the Options, the Company shall deliver or cause to be delivered to the Executive a certificate or certificates representing the shares of Common Stock acquired pursuant to any such exercise; provided, however, that the Company may postpone the time of delivery of any certificate for such period of time as the Company shall deem necessary or desirable in order to enable it to comply with (i) the listing requirements of any securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation system, (ii) the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Federal Securities Laws"), or (iii) the requirements of any applicable state securities or blue sky laws and the rules and regulations promulgated thereunder (collectively, the "State Securities Laws").

                                    ARTICLE V

          CERTAIN REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS
          -------------------------------------------------------------
                                OF THE EXECUTIVE
                                ----------------

         The Executive represents and warrants to the Company, and covenants and agrees with the Company, as follows:

                  (a) The shares of Common Stock to be issued to the Executive upon any exercise of the Options are being acquired by the Executive for his own account, and not for the account or beneficial interest of any other person or entity. The shares of Common Stock to be issued to the Executive upon an exercise of the Options are not being acquired by the Executive with a view to, or for resale in connection with, any "distribution" within the meaning of the Federal Securities Laws or any applicable State Securities Laws.

                  (b) The shares of Common Stock to be issued to the Executive upon any exercise of the Options have not been, and will not be, registered under the Federal Securities Laws or any State Securities Laws and, as such, must be held by the Executive unless and until they are subsequently so registered under the Federal Securities Laws and any applicable State Securities Laws or an exemption from registration thereunder is available. The shares of Common Stock to be issued to the Executive upon any exercise of the Options constitute "restricted securities," as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act.

                  (c) The Executive shall not sell, assign, transfer, convey, pledge, hypothecate, encumber or otherwise dispose of (collectively, a "Transfer") any or all of the shares of Common Stock to be issued to him upon any exercise of the Options, unless such Transfer is registered under the Federal Securities Laws and any applicable State Securities Laws or a specific exemption from registration thereunder is available. Any Transfer of any or all of the shares of Common Stock to be issued to the Executive upon any exercise of the Options which is made pursuant to an exemption claimed under the Federal Securities Laws and any applicable State Securities Laws will require a favorable opinion of the Executive's legal counsel, in form and in substance satisfactory to the Company and its legal counsel, to the effect that such Transfer does not and will not violate the provisions of the Federal Securities Laws or any applicable State Securities Laws.

                  (d) The Company is under no obligation whatsoever to file any registration statement under the Federal Securities Laws or any State Securities Laws to register any Transfer of any shares of Common Stock held by the Executive, or to take any other action necessary for the purpose of making an exemption from registration available to the Executive in connection with any such Transfer. Stop transfer instructions will be issued by the Company with respect to the shares of Common Stock to be issued to the Executive upon any exercise of the Options.

                  (e) There will be placed upon all of the certificates representing shares of Common Stock delivered by the Company to the Executive, and any and all certificates delivered in partial or total substitution therefore, a restrictive legend which will read substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO, EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
(B) SUCH SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THAT ACT.

                                   ARTICLE VI

                        CHANGE IN CONTROL OF THE COMPANY
                        --------------------------------

         Upon the occurrence of any Change in Control of the Company, other than an Approved Change in Control of the Company, notwithstanding anything to the contrary set forth herein, all of the Options granted hereunder shall immediately vest and become exercisable in full.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         7.1 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the principles of the conflict of laws thereof.

         7.2 NOTICES. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, or when delivered by mail, by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following respective addresses:

If to the Company:                  Cord Blood America, Inc.
                                    9000 W. Sunset Boulevard
                                    Suite 400
                                    Los Angeles, CA 90069

If to the Executive:                SANDRA SMITH
                                    9000 W. Sunset Boulevard
                                    Suite 400
                                    Los Angeles, CA 90069

or to such other address as either party may from time to time give written notice of to the other in accordance with the provisions of this Section 7.2.

         7.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the Company and the Executive with respect to such subject matter.

         7.4 AMENDMENTS. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the Company and the Executive.

         7.5 BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Executive and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

         7.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. If any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

         7.7 NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by any other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by either party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         7.8 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

         7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement on the date first written above.


CORD BLOOD AMERICA, INC.




By
         -------------------------------------
         Stephanie A. Schissler,
         President and Chief Operating Officer




             ---------------------------------
             SANDRA SMITH
             Chief Financial Officer